MoveMoney, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas 78704

July 7, 2001

Mark Eshelman

MoveMoney, Inc., 611 South Congress Ave., Suite 350, Austin, Texas  78704

Re:

Repurchase of Options for Common Stock

Dear Mr. Eshelman:

This letter confirms our mutual understanding that, whereas the board of directors of MoveMoney, Inc. (the “Company”) has deemed it to be in the best interests of the Company to repurchase a portion of the option for common stock held by the founders, the Company is repurchasing options to purchase 500,000 shares of Common Stock that was granted to you on June 1, 1999 (the “Shares”).

A check in the amount of $10.00 accompanies this letter.  The Company will immediately cancel the option that was granted in your name with respect to the Shares and will promptly provide a copy of such cancelled option to you and a replacement option for the remaining 500,000 shares.  You acknowledge that you will have no further interest in the Company or any stockholder rights with respect to the Shares.

By signing below, you acknowledge that, as a founder, you are intimately involved with the business, operations and prospects of the Company.  As such, you affirm that you have received all the information you consider necessary or appropriate for deciding whether to agree to the repurchase of the option.  You further represent that you have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the repurchase of the option and the business, properties, prospects and financial condition of the Company.  You acknowledge that you have had an opportunity to consult with counsel regarding repurchase of the option, that you are able to fend for yourself and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of the repurchase of the option.

If you should have any questions regarding this letter, please contact the undersigned.

Very truly yours,

MOVEMONEY, INC.

By:  /s/ BALAMANI S VISHWANATH

Balamani S. Vishwanath

Chief Executive Officer

Agreed and acknowledged:

/s/ MARK ESHELMAN

Date:  July 7, 2001